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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Infoseek Corporation of our report dated January 30, 1998 relating to the financial statements of Starwave Corporation, which appears in such Joint Proxy Statement/Prospectus. We also consent to the references to us under the headings "Experts" in such Joint Proxy Statement/Prospectus.



                                       /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
October 13, 1998